Exhibit 99.1

Jasper Therapeutics Reports Third Quarter 2023 Financial Results and Provides Business Update

REDWOOD CITY, Calif., November 9, 2023 – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) in mast cell driven diseases such as chronic spontaneous urticaria (CSU) and chronic inducible urticaria (CIndU), as well as lower to intermediate risk myelodysplastic syndromes (LR-MDS) and novel stem cell transplant conditioning regimens, today announced results for the fiscal quarter ended September 30, 2023, and provided a business update.

“The third quarter was a highly productive period for Jasper, punctuated in October by the announcement of FDA clearance of our investigational new drug (IND) application for a Phase 1b/2a clinical study evaluating subcutaneous briquilimab in the treatment of CSU,” said Ronald Martell, President and Chief Executive Officer of Jasper. “This is a significant milestone for the Company, representing our first step in the clinical development of briquilimab in mast cell driven diseases, and we look forward to dosing the first patient in our CSU study later this year. We also continued to strengthen our board of directors and senior leadership team with multiple key additions during the period. With a strong balance sheet, experienced team and robust development plans, we believe we are well-positioned to advance our briquilimab programs across a range of indications going forward.”

Recent Developments and Highlights

●	Jasper obtained IND clearance for initiation of a Phase 1b/2a study of subcutaneous briquilimab in CSU. The study is a dose escalation trial evaluating repeat doses of subcutaneous briquilimab in adult CSU patients who remain symptomatic after treatment with, or who cannot tolerate, omalizumab, and is expected to enroll approximately 40 patients across 6 cohorts at sites in the US and EU. Jasper expects to enroll the first patient by the end of 2023 and to report interim data on multiple cohorts by mid-2024.

●	Jasper hosted a key opinion leader webinar on the potential of briquilimab as a therapeutic in chronic urticaria, as well as the current treatment landscape and unmet medical need for patients suffering from CSU. A replay of the webinar is available at this link.

●	New positive data from a Stanford sponsored Phase 1/2 study of briquilimab conditioning in patients with Fanconi Anemia was presented at the 2023 Fanconi Anemia Research Fund Scientific Symposium. Briquilimab was well-tolerated without any complications and all three Fanconi Anemia patients treated in the study achieved full donor engraftment as well as full blood count recovery. Stanford has expanded the study into Phase 2a.

●	Jasper continued to strengthen the organization with the appointment of Thomas Wiggans as Chairperson of the Board of Directors and Herb Cross as Chief Financial Officer.

Q3 2023 Financial Results

●	Cash and cash equivalents as of September 30, 2023, totaled $103.9 million.

●	Research and development expenses for the three months ended September 30, 2023, were $14.8 million, including stock-based compensation expenses of $0.4 million.

●	General and administrative expenses for the three months ended September 30, 2023, were $4.5 million, including stock-based compensation expenses of $1.0 million.

●	Jasper reported a net loss of $17.5 million, or basic and diluted net loss per share attributable to common stockholders of $0.16, for the three months ended September 30, 2023.

About Briquilimab

Briquilimab (formerly JSP191) is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven disease such as chronic urticaria. Jasper intends to start clinical studies of briquilimab as a primary treatment in Chronic Spontaneous Urticaria as well as in Chronic Inducible Urticaria. Briquilimab is also currently in clinical studies as a treatment for patients with Low to Intermediate Risk myelodysplastic syndromes (MDS) and as a conditioning agent for cell and gene therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in more than 145 dosed participants and healthy volunteers, with clinical outcomes as a conditioning agent in severe combined immunodeficiency (SCID), acute myeloid leukemia (AML), MDS, Fanconi anemia (FA), and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and lower to intermediate risk MDS and as a conditioning agent for stem cell transplants for rare diseases such as SCD, FA and SCID. To date, briquilimab has a demonstrated efficacy and safety profile in more than 145 dosed participants and healthy volunteers, with clinical outcomes as a conditioning agent in SCID, AML, MDS, FA, and SCD. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU and LR-MDS, as well as novel stem cell transplant conditioning regimens; Jasper’s expectations regarding its Phase 1b/2a study of subcutaneous briquilimab in CSU, including the expected timing of dosing of the first patient, the number of patients to be dosed, the cohorts, the site locations, expected enrollment and expected timing for reporting interim data; and Jasper’s expectations regarding the advancement of its briquilimab programs across a range of indications. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Alex Gray (investors)

Jasper Therapeutics

650-549-1454

agray@jaspertherapeutics.com

Lauren Barbiero (media)

Real Chemistry

646-564-2156

lbarbiero@realchemistry.com

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JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses
Research and development(1)	$14,848	$9,022	$37,950	$25,345
General and administrative(1)	4,514	3,686	13,186	12,104
Total operating expenses	19,362	12,708	51,136	37,449
Loss from operations	(19,362)	(12,708)	(51,136)	(37,449)
Interest income	1,433	259	3,965	353
Change in fair value of earnout liability	334	422	(10)	5,640
Change in fair value of common stock warrant liability	—	155	(575)	7,050
Other income (expense), net	51	9	(128)	(68)
Total other income, net	1,818	845	3,252	12,975
Net loss and comprehensive loss	$(17,544)	$(11,863)	$(47,884)	$(24,474)
Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.32)	$(0.47)	$(0.67)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	109,720,741	36,565,650	102,351,140	36,425,000

(1) Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$381	$169	$1,340	$976
General and administrative	1,014	475	2,713	1,511
Total	$1,395	$644	$4,053	$2,487

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$103,867	$38,250
Other receivables	—	663
Prepaid expenses and other current assets	1,351	2,818
Total current assets	105,218	41,731
Property and equipment, net	2,780	3,568
Operating lease right-of-use assets	1,579	1,886
Restricted cash	417	417
Other non-current assets	411	759
Total assets	$110,405	$48,361
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,256	$1,768
Current portion of operating lease liabilities	945	865
Current portion of earnout liability	28	—
Accrued expenses and other current liabilities	7,677	4,432
Total current liabilities	11,906	7,065
Non-current portion of operating lease liabilities	2,069	2,786
Common stock warrant liability	—	150
Non-current portion of earnout liability	—	18
Other non-current liabilities	2,297	2,353
Total liabilities	16,272	12,372
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	4
Additional paid-in capital	247,141	141,120
Accumulated deficit	(153,019)	(105,135)
Total stockholders’ equity	94,133	35,989
Total liabilities and stockholders’ equity	$110,405	$48,361

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